EXHIBIT 10.36


July 19, 1996


Mr. Mark R. Nesselroad
Mr. Glenn T. Adrian
Glenmark Associates, Inc.
Glenmark Holding Company Limited Partnership
1369 Stewartstown Road
Morgantown, West Virginia 26505

Gentleman:

          Reference is made to the Agreement and Plan of Merger among HRWV, Inc., Glenmark Associates, Inc., Glenmark Holding Company Limited Partnership, Mark R. Nesselroad and Glenn T. Adrian, dated October 18, 1995, as amended on December 1, 1995 (the "Agreement"). Pursuant to the Agreement, HRWV, Inc., a wholly-owned subsidiary of The Multicare Companies, Inc. ("Multicare") merged with and into Glenmark Associates, Inc. ("Glenmark") with surviving the merger. Accordingly, Glenmark is now a wholly-owned subsidiary of Multicare. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

          Section 2.4 of the Agreement is hereby amended as follows:

          Section 2.4.1 is hereby deleted.

          Section 2.4.2 remains as set forth in the Agreement.

          Section 2.4.3 is hereby amended to read as follows:

               "The Earnout/Indemnification Escrow Payment shall be disbursed as follows: (i) an amount equal to $500,000 of the Earnout/Indemnification Escrow Payment shall be paid to Glenmark Holding upon its execution of this letter; (ii) an amount equal to one-half of the monies then remaining in the Earnout/Indemnification Escrow Payment shall be disbursed to Glenmark Holding on December 1, 1997; and (iii) all remaining monies shall be disbursed on December 1, 1998, subject in each case to the indemnification obligations of Glenmark Holding, MN and/or GA pursuant to Section 10.2 of the Agreement as specified in Sections 2.4.2 and 2.4.5."

          Section 2.4.4 is hereby deleted.

          Section 2.4.5 is hereby amended to read as follows:

               "Notwithstanding any other provision of this Section 2.4, in the event that Health Resources shall have made a good faith claim for indemnification pursuant to Section 10 which is pending on the date that any payments would otherwise be disbursed out of the Earnout/Indemnification Escrow Payment in accordance with Section
          2.4.3 hereof, the amount of such claim shall be subtracted from the payment and such amounts shall be disbursed to Glenmark Holding upon the resolution of such claim.


          If the foregoing accurately sets forth our agreement, please sign a copy of this letter below where indicated and return it to the undersigned.

                              Very truly yours,

                              /S/ BRADFORD C. BURKETT

                              Bradford C. Burkett

BCB/jt

AGREED & ACCEPTED AS OF THIS 19TH DAY OF JULY, 1996:

GLENMARK HOLDING COMPANY LIMITED PARTNERSHIP

    /S/ MARK R. NESSELROAD
By: _______________________________________
      Mark R. Nesselroad, General Partner

    /S/ GLENN T. ADRIAN
By: _______________________________________
     Glenn T. Adrian, General Partner